Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

TCEH Corp.,

and

the HOLDERS party hereto

Dated as of October 3, 2016

- i -

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of October 3, 2016, is by and among TCEH Corp., a Delaware corporation (the “Company”), the parties identified on the signature pages hereto under the heading “Holders” (the “Initial Holders”) and the other holders party hereto from time to time;

WHEREAS, the Company proposes to issue shares of the Common Stock and TRA Rights (each as defined below) upon the terms and subject to the conditions set forth in the Plan (as defined below); and

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement, terms defined in the headings and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as well as Related Funds. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, no Initial Holder shall be deemed an Affiliate of the Company for purposes of this Agreement.

“Agreement” means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“beneficial ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or the passage of time.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to remain closed in the State of New York.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” means the Company’s common stock, par value $0.01 per share, any additional security paid, issued or distributed in respect of any such shares by way of a dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Indemnitee” has the meaning set forth in Section 2.10(a).

“Company Notice” has the meaning set forth in Section 2.3(d).

“Company Securities” means Other Securities sought to be included in a registration for the Company’s account.

“Demand Holders” means one or more Holders (and their Affiliates) who collectively beneficially own, in the aggregate, at least 5% of the Company’s outstanding shares of Common Stock.

“Demand Notice” has the meaning set forth in Section 2.2(a).

“Demand Offering” means an Underwritten Offering or Non-Underwritten Shelf Takedown requested pursuant to Section 2.3.

“Demand Registration” means a Long-Form Registration or a Short-Form Registration.

“Designated Exchange” means, at the election of a majority of the Board, either the New York Stock Exchange or The NASDAQ Stock Market (or, in either case, its successor).

“Designated Foreign Stock Exchange” has the meaning set forth in Section 2.2(c)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Expenses” means all expenses incurred by the Company incident to the Company’s performance of or compliance with its obligations under this Agreement, including all registration, filing, listing, stock exchange and FINRA fees, all fees and expenses of complying with state securities or blue sky laws (including the reasonable fees, disbursements and other charges of counsel for the underwriter(s) in connection with blue sky or FINRA filings), all of the Company’s word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, the fees, disbursements and other charges of counsel for the Company and of its independent registered public accounting firm, including the expenses incurred in connection with “comfort” letters required by or incident to such performance and compliance, the reasonable fees, disbursements and other charges of one counsel for sellers of Registrable Securities, the fees and expenses incurred by the Company in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of any registrar and transfer agent, and the fees and expenses of other Persons retained by the Company, but excluding underwriting fees, discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Securities, except as otherwise provided in this Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means a registration statement on Form S-1 or any similar long-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-3” means a registration statement on Form S-3 or any similar short-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-1 Shelf” has the meaning set forth in Section 2.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 2.1(a).

“Full Cooperation” means, in connection with any Underwritten Offering, in addition to the other cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and the chief financial officer) shall fully cooperate with the underwriter(s) in connection therewith, and make themselves reasonably available to participate in a reasonable number of meetings in connection with the marketing processes of the Underwritten Offering as recommended by the underwriter(s), including “road show” presentations, and (b) the Company shall prepare preliminary and final prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum information required by applicable U.S. securities laws, rules and regulations).

“Governmental Authority” means (a) the government of any nation, state, city, locality or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and (c) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” means (a) the Initial Holders and (b) each other Person that executes a joinder to this Agreement after the date hereof, in the form attached as Schedule B.

“Holder Indemnitee” has the meaning set forth in Section 2.10(b).

“Holder Information” has the meaning set forth in Section 2.6.

“Initial Holders” has the meaning set forth in the preamble of this Agreement.

“Long-Form Registration” has the meaning set forth in Section 2.2(a).

“Loss” and “Losses” have the meanings set forth in Section 2.10(a).

“majority of the Registrable Securities” means a majority of each class of outstanding Registrable Securities (or, if applicable, a majority of a subset of each class of outstanding Registrable Securities).

“Marketed Underwritten Offering” has the meaning set forth in Section 2.3(a).

“Non-Marketed Underwritten Offering” has the meaning set forth in Section 2.3(b).

“Non-Underwritten Shelf Takedown” has the meaning set forth in Section 2.3(c).

“Offering Documents” has the meaning set forth in Section 2.10(a).

“Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.

“Person” means any individual, corporation, company, partnership, limited liability company or partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Piggyback Notice” has the meaning set forth in Section 2.4(a).

“Piggyback Requesting Holder” has the meaning set forth in Section 2.4(a).

“Plan” means Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code D.I. [9374], as amended from time to time.

“Public Offering” means a public offering and sale of shares of Common Stock, TRA Rights or securities exchangeable or convertible into shares of Common Stock or TRA Rights pursuant to an effective registration statement filed under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Registrable Securities” means, with respect to any Holder, any shares of Common Stock or TRA Rights beneficially owned by such Holder or any of its Affiliates as of the date hereof and any shares of Common Stock or TRA Rights acquired by such Holder or any of its Affiliates after the date hereof; provided that a share of Common Stock or a TRA Right will cease to be a Registrable Security upon the earliest to occur of the date on which (i) such share of Common Stock or TRA Right has been disposed of by such Holder pursuant to an effective registration statement under the Securities Act; (ii) such share of Common Stock or TRA Right is disposed of pursuant to Rule 144 promulgated under the Securities Act (or any successor provision); or (iii) such share of Common Stock or TRA Right ceases to be outstanding.

“Registrable Shares” means, with respect to any Holder, any shares of Common Stock beneficially owned by such Holder or any of its Affiliates as of the date hereof and any shares of Common Stock acquired by such Holder or any of its Affiliates after the date hereof; provided that a share of Common Stock will cease to be a Registrable Share upon the earliest to occur of the date on which (i) such share of Common Stock has been disposed of by such Holder pursuant to an effective registration statement under the Securities Act; (ii) such share of Common Stock is disposed of pursuant to Rule 144 promulgated under the Securities Act (or any successor provision); or (iii) such share of Common Stock ceases to be outstanding.

“Registration Demand” has the meaning set forth in Section 2.2(a).

“Registration Demanding Holders” means, (i) with respect to a request for registration of the Registrable Shares, one or more Demand Holders and (ii) with respect to a request for registration of the TRA Rights, all TRA Rights Demand Holders acting together.

“Registration Notice” has the meaning set forth in Section 2.1(a).

“Related Fund” means, with respect to any Person, (a) any fund, account or investment vehicle that is controlled or managed (i) by such Person, (ii) by an Affiliate of such Person or (iii) by the same investment manager or advisor as the investment manager or advisor for such Person, or by an Affiliate of such investment manager or advisor or (b) any Person formed and controlled by any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Selling Holders” means the Holders of Registrable Securities requested to be registered pursuant hereto.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Short-Form Registration” has the meaning set forth in Section 2.2(a).

“Subsidiary” means with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, LLC, as transfer agent, as amended from time to time.

“TRA Rights” means the rights granted under the Tax Receivable Agreement.

“TRA Rights Demand Holder” means a Holder (and its Affiliates) who collectively beneficially own at least 5% of the outstanding TRA Rights at the time of any demand or request for registration of TRA Rights pursuant to this Agreement; provided, that a Holder shall not be deemed a TRA Rights Demand Holder for purposes of this Agreement unless such Holder has notified the Company in writing of its status as a TRA Rights Demand Holder (and provided any documentation of ownership reasonably requested by the Company) or the Company otherwise has actual knowledge of such Holder’s status as a TRA Rights Demand Holder; and, provided further, that the Company shall be deemed to have actual knowledge that each of the Initial Holders are TRA Rights Demand Holders.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Underwritten Offering” means a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering.

“Underwritten Offering Notice” has the meaning set forth in Section 2.3(d).

1.2 Other Definitional Provisions; Interpretation.

In this Agreement, unless the context otherwise requires:

(a) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection and Schedule references are to this Agreement unless otherwise specified;

(b) headings are for convenience only and do not affect the interpretation of this Agreement;

(c) words importing the singular include the plural and vice versa;

(d) a reference to an Article, party, Schedule or Section is a reference to that Article or Section of, or that party or Schedule to, this Agreement;

(e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; and

(g) a reference to a party to any document includes that party’s successors and permitted assigns.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration Statement, Registration and Listing.

(a) Shelf Registration Statement. (i) Immediately following the earlier of (x) a Form 10 or other registration statement under the Exchange Act registering the Common Stock having been declared effective by the Commission or (y) April 30, 2017, the Company shall file with the Commission a registration statement on any permitted form that qualifies, and is available for, the resale of Registrable Shares in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf Registration Statement”) and use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable thereafter and in no event later than 120 days after the initial filing of the Shelf Registration Statement.

(ii) The Company shall give prompt written notice (the “Registration Notice”) of the proposed initial filing of the Shelf Registration Statement to all Holders at least 15 days prior to such proposed initial filing. The Company shall include in the Shelf Registration Statement all Registrable Shares with respect to which the Company has received written requests for inclusion therein at least five Business Days prior to the date of filing indicated in the Registration Notice.

(iii) In the event the Company is not eligible to file the Shelf Registration Statement on Form S-3 (a “Form S-3 Shelf”) and files the Shelf Registration Statement on Form S-1 (a “Form S-1 Shelf”), the Company shall use its reasonable best efforts to convert such Shelf Registration Statement to a Form S-3 Shelf as promptly as practicable after the Company is eligible to use Form S-3 and have the Form S-3 Shelf declared effective as promptly as practicable (but in no event more than 30 days after the filing of the Form S-3 Shelf), provided, that if there is an offering of Registrable Shares under the Shelf Registration Statement that is ongoing at such time the Company is eligible to use Form S-3, the Company shall delay the conversion of the Shelf Registration Statement until the earlier of the date that the offering is completed or the existing Shelf Registration Statement would need to be updated pursuant to Section 10(a)(3) of the Securities Act or otherwise. If the Shelf Registration Statement is a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-1 Shelf as promptly as practicable to replace the Shelf Registration Statement that is a Form S-3 Shelf (but in no event more than 20 Business Days after the date of such ineligibility) and have the Form S-1 Shelf declared effective as promptly as practicable (but in no event more than 90 days after the date of such filing).

(b) Registration of Other Securities. No securities other than Registrable Shares shall be included in the Shelf Registration Statement unless the Holders holding not less than a majority of the Registrable Shares shall have consented in writing to the inclusion of such other securities (plus, in the case of any TRA Rights, all of the TRA Rights Demand Holders, acting together).

(c) Exchange Act Registration; Listing. Concurrently with the registration under the Securities Act required under Section 2.1(a), the Company shall seek (i) registration of the Common Stock under the Exchange Act and (ii) approval to list the Common Stock on the Designated Exchange, in each case to the extent it has not already done so. To the extent that it has not previously done so, upon effectiveness of the Shelf Registration Statement, the Company shall cause a registration statement registering the Common Stock under the Exchange Act to be declared effective by the Commission or otherwise become effective under the Exchange Act, and thereupon the Company shall further cause the Common Stock to be listed on the Designated Exchange.

(d) Board Deferral. The Company may delay the initial filing of the Shelf Registration Statement under Section 2.1(a) (and the performance of its obligations under Section 2.1(c)) for up to six months if a majority of the Board determines that such delay is in the best interests of the Company.

2.2 Securities Act Registration on Demand.

(a) Demand. At any time and from time to time following the registration of the Common Stock under the Exchange Act, one or more Registration Demanding Holders may make a written request to the Company for the registration with the Commission under the Securities Act of all or part of such Registration Demanding Holders’ Registrable Securities on (i) Form S-1 (a “Long-Form Registration”) or (ii) if available, Form S-3 (a “Short Form Registration”), each of which may be a shelf registration statement filed pursuant to Rule 415 promulgated under the Securities Act (or any successor rule), in each case which request shall specify the number and type of Registrable Securities to be disposed of by such Registration Demanding Holders and the proposed plan of distribution therefor (a “Registration Demand”). Upon the receipt of any Registration Demand, the Company promptly shall notify any other Holders, if any, of such receipt (the “Demand Notice”). Thereafter, the Company shall file such registration statement under the Securities Act in accordance with Section 2.6(a), such registration under the Securities Act of:

(i) the Registrable Securities that the Company has been so requested to register by the Registration Demanding Holders, and

(ii) all other Registrable Securities which the Company has been requested to register by any other Holder by written request of such Holder given to the Company within 15 days after such Holder’s receipt of the Demand Notice, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided that,

(A) the Company shall not be required to effect more than a total of six Long-Form Registrations pursuant to this Section 2.2(a);

(B) if the Company has previously effected a Long-Form Registration or a Short-Form Registration pursuant to this Section 2.2(a) or has previously effected a registration for a Marketed Underwritten Offering of which notice has been given to the Holders pursuant to Section 2.1(a) or 2.2(a), the Company shall not be required to effect any registration for a Long-Form Registration or a Short-Form Registration pursuant to this Section 2.2(a) until a period of 90 days shall have elapsed from the date on which such previous registration became effective (or, in the case of a Marketed Underwritten Offering, 90 days from the date on which such Marketed Underwritten Offering was priced);

(C) any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 2.2(a), by written notice to the Company, may withdraw such request and, upon receipt of such notice of the withdrawal of such request, the Company shall not be required to effect such registration if the Holders who do not withdraw from such registration do not meet the requirements of Clause (D) below, and no such request for registration shall be counted for purposes of determining the number of Long-Form Registrations to which any such Holders are entitled pursuant to this Section 2.2(a);

(D) the Company shall not be required to effect any registration pursuant to this Section 2.2(a) unless the Registrable Securities proposed to be sold in such registration have a reasonably anticipated aggregate offering price of at least (i) $100 million, in the case of a Long-Form Registration, or (ii) $25 million, in the case of a Short-Form Registration;

(E) no Demand Holder is entitled to request a registration under Section 2.2(a) if all of its Registrable Securities are already registered on an effective Shelf Registration Statement;

(F) the Company shall not be required to effect any registration pursuant to this Section 2.2(a) during any period that the Board has determined to delay the filing of the Shelf Registration Statement pursuant to Section 2.1(d); and

(G) the Company shall not be required to effect any Underwritten Offering pursuant to this Section 2.2(a) unless the Registration Demanding Holders shall have given an Underwritten Offering Notice (as defined below) and such request is permitted under Section 2.3(a) or (b) hereof.

(b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to Section 2.2 hereof, no securities other than (i) Registrable Securities and (ii) subject to Section 2.3, shares of Common Stock to be sold by the Company for its own account shall be included among the securities covered by such registration unless the Selling Holders holding not less than a majority of the Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

(c) Exchange Act Registration; Listing of TRA Rights.

(i) At the request of all of the TRA Rights Demand Holders, acting together, concurrently with the registration of the TRA Rights under this Section 2.2, the Company shall seek (x) registration of the TRA Rights under the Exchange Act and (y) approval to list the TRA Rights on any stock exchange in the United States selected by the TRA Rights Demand Holders, acting together.

(ii) At the request of all of the TRA Rights Demand Holders, acting together, the Company shall seek approval to list the TRA Rights on a stock exchange outside of the United States selected by the TRA Rights Demand Holders, acting together (a “Designated Foreign Stock Exchange”) and shall, at its expense, take all commercially reasonable actions necessary to permit the Holders of the TRA Rights to freely resell their TRA Rights on the Designated Foreign Stock Exchange.

(d) Effective Registration Statement. A registration requested pursuant to Section 2.2(a) shall not be deemed to have been effected:

(i) unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such registration statement until such time as all of such Registrable Securities shall have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Securities;

(ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective; or

(iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any Selling Holder.

2.3 Offering Requests.

(a) Requests for Marketed Underwritten Offerings. Demand Holders of Registrable Shares may from time to time request to sell all or any portion of their Registrable Shares in an underwritten offering that is registered under the Shelf Registration Statement or under a Registration Demand that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company (a “Marketed Underwritten Offering”); provided that in the case of each such Marketed Underwritten Offering the Registrable Shares proposed to be sold shall have an aggregate offering price of at least $100 million; and provided, further, that the Company shall not be required to effect a Marketed Underwritten Offering if another Marketed Underwritten Offering has been effected and priced within 90 days or more than four Marketed Underwritten Offerings within any 12-month period.

(b) Requests for Non-Marketed Underwritten Offerings. Demand Holders of Registrable Shares may from time to time request to sell all or any portion of their Registrable Shares in an underwritten offering that is registered under the Shelf Registration Statement or under a Registration Demand that does not include any marketing efforts by the Company or its management, including a “block trade” (a “Non-Marketed Underwritten Offering”); provided that in the case of each such Non-Marketed Underwritten Offering the Registrable Shares proposed to be sold shall have an aggregate offering price of at least $25 million. For the avoidance of doubt, unless otherwise agreed to by the requesting Demand Holders, no other Holder shall have the right to participate in a Non-Marketed Underwritten Offering.

(c) Requests for Non-Underwritten Offerings. At any time that the Shelf Registration Statement or any shelf registration statement filed in connection with a Registration Demand shall be effective with respect to Registrable Securities of a Holder and such Holder desires to initiate an offering or sale of all or part of such Holder’s Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”), such Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the type and total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown and (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown. For the avoidance of doubt, unless otherwise agreed to by the requesting Selling Holder, no other Holder shall have the right to participate in a Non-Underwritten Shelf Takedown.

(d) Underwritten Offering Notices. All requests for Underwritten Offerings shall be made by giving written notice to the Company (an “Underwritten Offering Notice”). Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Shares to be sold in the Underwritten Offering, (ii) whether such offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, (iii) the intended marketing efforts, if any and (iv) the name(s) of the underwriter(s). Within five Business Days after receipt of any Underwritten Offering Notice requesting a Marketed Underwritten Offering, the Company shall send written notice of such requested Marketed Underwritten Offering to all other Holders of Registrable Shares (the “Company Notice”) and, subject to the provisions of Section 2.3(f) below, shall include in such Marketed Underwritten Offering all Registrable Shares with respect to which the Company has received written requests for inclusion therein within seven Business Days after sending the Company Notice.

(e) Selection of Underwriter(s). The Demand Holders holding a majority of the Registrable Shares requested to be included in an Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable, nationally recognized investment banks), subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(f) Priority. The Company shall not include in any Marketed Underwritten Offering any Other Securities without the prior written consent of the Holders of a majority of the Registrable Shares requested to be included in the Marketed Underwritten Offering. If the managing underwriter(s) for such Marketed Underwritten Offering advise the Company in writing that in their opinion the number and type of Registrable Shares and, if permitted hereunder, Other Securities requested to be included in such Marketed Underwritten Offering exceeds the number of Registrable Shares and Other Securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Shares requested to be included in the Marketed Underwritten Offering, the Company shall include in such Marketed Underwritten Offering the number and type of Registrable Shares and Other Securities that can be so sold in the following order of priority: (i) first, the Registrable Shares requested to be included in such Marketed Underwritten Offering by the Holders, pro rata among the respective Holders of such Registrable Shares on the basis of the number and type of Registrable Shares held by each such Holder, and (ii) second, Other Securities, including any Company Securities, requested to be included in such Marketed Underwritten Offering to the extent permitted hereunder.

(g) If TRA Rights are requested to be registered under Section 2.2 hereof and either TRA Rights are listed or will be listed on a stock exchange, the TRA Rights Demand Holders, acting together, may request that an offering of TRA Rights be an Underwritten Offering. If so requested, the Company shall use its commercially reasonable efforts to effect the offering of such TRA Rights as an Underwritten Offering. In such event, the provisions of this Agreement applicable to Underwritten Offerings shall apply to such offering (including, without limitation, Section 2.5 hereof) and the TRA Rights Demand Holders shall be treated as Demand Holders for all purposes therein.

2.4 Piggyback Registration.

(a) If the Company proposes to register any of its securities under the Securities Act (other than in connection with (i) a Shelf Registration under Section 2.1, (ii) a Demand Registration under Section 2.2, (iii) a registration, the primary purpose of which is to register debt securities (other than debt securities convertible, exchangeable or exercisable for Common Stock) or (iv) a registration statement on Form S-8 or S-4 or any successor form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, it shall give prompt written notice (the “Piggyback Notice”) to all Holders of Registrable Shares of its intention to do so and of such Holders’ rights (if any) under this Section 2.4, which notice, in any event, shall be given at least 15 days prior to such proposed registration (and which notice shall provide no additional information that would constitute material non-public information). Upon the written request of any Holder of Registrable Shares receiving a Piggyback Notice of such proposed registration (or any Affiliate) that is a holder of Registrable Shares (a “Piggyback Requesting Holder”) made within 10 days after the receipt of any such notice, which request shall specify the type and amount of the Registrable Shares intended to be disposed of by such Piggyback Requesting Holder, the Company shall, subject to Section 2.4(b) hereof, effect the registration under the Securities Act of all Registrable Shares that the Company has been so requested to register by the Piggyback Requesting Holders thereof; provided that,

(i) promptly following receipt of notification by the Company from the managing underwriter(s) (if an Underwritten Offering) of the price at which such securities are to be sold, the Company shall so advise each Piggyback Requesting Holder of such price, and such Piggyback Requesting Holder shall then have the right, exercisable in its sole discretion, irrevocably to withdraw its request to have its Registrable Shares included in such registration statement, without prejudice to the rights of any holder or holders of Registrable Securities to include Registrable Shares in any future registration (or registrations) pursuant to this Section 2.4 or under Section 2.1 or 2.2 hereof, as the case may be;

(ii) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Securities in any future registration (or registrations) pursuant to this Section 2.4 or to cause such registration to be effected as a registration under Section 2.1 or 2.2 hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities; and

(iii) if such registration was initiated by the Company for its own account and involves an Underwritten Offering, each Piggyback Requesting Holder shall sell its Registrable Shares on the same terms and conditions as those that apply to the Company, and the underwriter(s) of each such Underwritten Offering shall be a nationally recognized underwriter (or underwriters) selected by the Company.

No registration effected under this Section 2.4 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 or 2.2 hereof, and no registration effected pursuant to this Section 2.4 shall be deemed to have been effected pursuant to Section 2.1 or 2.2 hereof. The Piggyback Notice and the contents thereof shall be kept confidential until the filing of the Registration Statement.

(b) Piggyback Underwritten Offerings; Priority.

(i) If the Company proposes to register any of its securities under the Securities Act for its own account in an Underwritten Offering as contemplated by this Section 2.4 and the managing underwriter(s) of such Underwritten Offering advise the Company in writing that in its (their) opinion, the number and type of Other Securities and Registrable Shares requested to be included in such Underwritten Offering exceeds the number and type of securities which could be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration pursuant to Section 2.4, the number and type of securities that can be so sold in the following order of priority, (i) first, all Company Securities; (ii) second, the Registrable Shares requested to be included in such Underwritten Offering pursuant to this Section 2.4, pro rata among the respective Piggyback Requesting Holders of such Registrable Shares on the basis of the number and type of Registrable Shares held by such Piggyback Requesting Holder; and (iii) third, Other Securities requested to be included in such Underwritten Offering pursuant to the terms of any other registration rights agreement to which the Company is a party.

(ii) In the case of any other registration contemplated by Section 2.4 involving an Underwritten Offering, if the managing underwriter(s) of such Underwritten Offering shall advise the Company in writing that in their opinion the number and type of Registrable Shares requested to be included in such Underwritten Offering exceeds the number and type of securities which could be sold in an orderly manner in such offering within a price range stated to such managing underwriter(s) by the holders of Other Securities who have requested such registration, then the Company shall include in such registration pursuant to Section 2.4, the number and type of securities that can be so sold in the following order of priority, (i) first, Other Securities (other than Company Securities) that are requested to be included in such Underwritten Offering pursuant to the terms of any other registration rights agreement to which the Company is a party; (ii) second, the Registrable Shares requested to be included in such Underwritten Offering by the Piggyback Requesting Holders, pro rata among the respective Piggyback Requesting Holders of such Registrable Shares on the basis of the number and type of Registrable Shares held by each such Piggyback Requesting Holder; and (iii) third, Company Securities.

A Holder may withdraw its request to have all or any portion of its Registrable Securities included in any such offering by notice to the Company within 10 days (or such shorter time as agreed to by the Company and such Holder) after receipt of a copy of a notice from the managing underwriter(s) pursuant to this Section 2.4.

2.5 Expenses.

Except as otherwise provided herein, the Company shall pay all Expenses in connection with (i) any registration initiated pursuant to Section 2.1, 2.2 or 2.4 hereof (and any related offering of Registrable Securities), whether or not such registration shall become effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration and (ii), if required, the qualification of the TRA Agreement under the Trust Indenture Act pursuant to Section 2.6(p).

2.6 Registration and Demand Offering Procedures.

If and whenever the Company is required to effect any registration under the Securities Act or any Demand Offering as provided in Section 2.1, 2.2 or 2.4 hereof, the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission (promptly and, in any event on or before the date that is (i) 45 days, in the case of any Long-Form Registration pursuant to Section 2.2(a), after the receipt by the Company of the written request from the relevant Registration Demanding Holder(s) or (ii) 30 days, in the case of any Short-Form Registration pursuant to Section 2.2(a), after the receipt by the Company of the written request from the relevant Registration Demanding Holder(s)) the requisite registration statement to effect any such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective as promptly as reasonably practicable (which shall be no later than 120 days after the initial filing of the registration statement), to maintain such registration statement continuously effective and keep such registration statement supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier to occur of (i) the day after all the Registrable Securities covered by the registration statement have been sold pursuant to that or another effective registration statement or (ii) the first date on which there shall cease to be any Registrable Securities covered by such registration statement; provided that, after the third anniversary of the date a registration statement is initially declared effective, plus any period that the registration statement is not kept effective or its use is suspended pursuant to this Agreement, the Company may terminate the offering under such registration statement and withdraw the registration statement so long as no Holder (x) beneficially owns at least 5% of the outstanding Common Stock or 5% of the outstanding TRA Rights or (y) has a representative on the Board or any right to nominate a representative to the Board (and has not had any such representative or right within the prior 90 days); and provided further, that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Sections 2.4 and 2.9(b) hereof, its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to any such registration statement and the applicable prospectus or prospectus supplement, including any free writing prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be necessary to keep the applicable registration statement effective and to comply with the provisions of this Agreement, the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities shall have been disposed of in accordance with the method of disposition specified by the applicable Holders, and furnish to each Selling Holder and to the managing underwriter(s), if any, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus; provided, however, that, with respect to each free writing prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule

159A(b) under the Securities Act) such free writing prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which free writing prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all free writing prospectuses or other materials with the Commission as are required;

(c) if requested by the managing underwriter(s), the Demand Holders or the Selling Holder or Selling Holders, as the case may be, promptly amend or supplement any registration statement (whether before or after effectiveness in the case of a shelf registration statement and including by way of a post-effective amendment), with such information as the managing underwriter(s) or such Holder or Holders request be included therein relating to any proposed offering of Registrable Securities, including (i) information regarding the intended methods of distribution of the Registrable Securities, (ii) the information provided pursuant to Section 2.3(c), if applicable, and (iii) the information provided pursuant to Section 2.3(d), if applicable, prepare an amendment to such registration statement (including a post-effective amendment) or a prospectus supplement to include such information in the registration statement, promptly file such amendment or prospectus supplement with the Commission (but in no event later than two Business Days after such request in the case of a prospectus supplement, five Business Days after such request in the case of a post-effective amendment or, 10 Business Days in the case of any request under Section 2.3(a)), and use its reasonable best efforts to have any such post-effective amendment declared effective as promptly as practicable, provided, that if there is an offering of Registrable Securities that is ongoing at such time under any shelf registration statement, the Company shall delay the filing of such post effective-amendment until the offering is completed;

(d) furnish to each seller of Registrable Securities and each underwriter, if any, such number of copies of such drafts and final conformed versions of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Selling Holder or any underwriter may reasonably request in writing;

(e) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities, if any, covered by the applicable registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Securities covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (e) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(f) use its reasonable best efforts to cause all Registrable Securities and other securities, if any, covered by the applicable registration statement to be registered with or approved by such other Governmental Authority as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsections (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(g) use its reasonable best efforts to obtain and furnish to each Selling Holder, and each underwriter, if any, a signed

(i) opinion of counsel for the Company and addressed to each Selling Holder and the managing underwriter(s), if any, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering, including a negative assurance letter) in form and substance to each Selling Holder and the managing underwriter(s), if any, and

(ii) “comfort” letter, dated the date of any applicable underwriting agreement and the date of the closing under any such underwriting agreement and, in each case, addressed to each Selling Holder and the underwriter(s), if any, and signed by the independent registered public accounting firm that certified the Company’s financial statements included or incorporated by reference in the applicable registration statement, reasonably satisfactory (based on the customary form and substance of “comfort” letters of issuers’ independent registered public accounting firm customarily given in such an offering) in form and substance to such Selling Holders and the managing underwriter(s), if any, in each case of clauses (i) and (ii) above, covering substantially the same matters with respect to the applicable registration statement (and the prospectus included therein) and, in the case of the independent registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in the independent registered public accounting firm’s comfort letters delivered in underwritten offerings of securities;

(h) notify each Selling Holder, managing underwriter(s) and other holders of securities covered by the applicable registration statement, if any, at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act, (ii) a prospectus or any prospectus supplement or post-effective amendment or any free writing prospectus has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (iii) the Company receives any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iv) the Commission issues any stop order suspending the effectiveness of such registration statement or related prospectus or the initiation or threatening of any proceedings for that purpose, (v) the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(m) below cease to be true and correct, (vi) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (vii) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (which notice shall notify each Selling Holder only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information), and, at the written request of any such seller of Registrable Securities, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(i) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest possible moment;

(j) otherwise comply with all applicable rules and regulations of the Commission and any other Governmental Authority having jurisdiction over the applicable offering, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) use its reasonable best efforts to cause all Registrable Shares covered by a registration statement (i) to be listed on the Designated Exchange, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or another national securities exchange if the listing is not then permitted or (ii) if the Company is not permitted pursuant to clause (i) above to list Registrable Shares on a national securities exchange, use its reasonable best efforts to secure designation of all Registrable Shares as a “national market system security” within the meaning of Rule 600(b)(46) of Regulation NMS and, without limiting the generality of the foregoing, to arrange for at least three market makers to register with FINRA as such with respect to such Registrable Shares;

(l) provide a transfer agent and registrar for the Registrable Securities covered by a registration statement no later than the effective date thereof;

(m) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holder or Selling Holders, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Section 2.10 hereof;

(n) if requested by any Selling Holder or Selling Holders, and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Selling Holders may request at least three Business Days prior to any sale of Registrable Securities to the underwriter(s); provided, that in connection with each of the foregoing, the Company’s transfer agent shall be entitled to receive certificates, medallion guarantees, stock powers, indemnities and other documents from the Selling Holder or Selling Holders as are reasonably and customarily requested in connection with the removal of restrictive legends or registration of transfer;

(o) in the case of any Underwritten Offering, cause management of the Company to provide Full Cooperation, if so requested by the Selling Holder or Selling Holders, as the case may, to effect the disposition of the Registrable Shares of such Underwritten Offering; and

(p) if required under applicable law or regulation, the Company shall cause the Tax Receivable Agreement to be qualified under the Trust Indenture Act and shall take all actions necessary for this qualification as may be required by the Trust Indenture Act, including appointing a suitably independent and qualified trustee to act for the benefit of the holders of TRA.

As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a Holder, such Holder must furnish to the Company in writing such information (the “Holder Information”) regarding itself and its Affiliates, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it (in the case of a registration under Section 2.1 or 2.2) as is necessary to effect the registration of such Holder’s Registrable Securities and is requested in writing by the Company. At least 15 days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company shall notify in writing each Holder of the Holder Information that the Company is requesting from such Holder whether or not such Holder has elected to have any of its Registrable Securities included in the registration statement. If, within two days prior to the anticipated filing date, the Company has not received the requested Holder Information from a Holder, then the Company may file the registration statement without including Registrable Securities of that Holder. If the Company subsequently receives Holder Information that was not previously provided and the Company proposes to file another amendment or supplement to such registration statement, the Company shall include the Registrable Securities of the Holder providing such Holder Information in the amended or supplemented registration statement.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (h) of this Section 2.6, such Holder shall forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (h) of this Section 2.6 and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If any event of the kind described in subsection (h) of this Section 2.6 occurs and such event is the fault solely of a Holder or Holders due to the inaccuracy of the Holder Information provided by such Holder(s) for inclusion in the registration statement, such Holder (or Holders) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by subsection (h) of this Section 2.6.

2.7 Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriter(s) in connection with a request for a registration under Section 2.1, 2.2 or 2.4 hereof that is an Underwritten Offering, subject to Section 2.7(b), the Company and the Selling Holders shall enter into an underwriting agreement with such underwriter(s) for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the Selling Holders owning at least a majority of the Registrable Securities that are included in such registration and to contain such representations and warranties by the Company and the Selling Holders and such other terms as are customary in agreements of that type, including, without limitation, customary indemnification and contribution to the effect and to the extent provided in Section 2.10 hereof.

(b) Holders to be Party to Underwriting Agreements. The holders of Registrable Securities to be distributed by the underwriter(s) in an Underwritten Offering contemplated by this Section 2.7 shall be party to the underwriting agreement with respect to such Underwritten Offerings and any such Holder, at its option, may reasonably require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders and that the satisfaction or waiver of any or all of the conditions precedent to the obligations of such underwriter(s) under such underwriting agreement be a condition precedent to the obligations of such Holders. No such Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder and such Holder’s Registrable Securities, except such representations, warranties and agreements as are consistent with Section 2.7(c).

(c) Holdback Agreements. Each Holder agrees, unless otherwise agreed to by the managing underwriter(s) for any Underwritten Offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, (i) in the case of the initial Underwritten Offering of the Company, if such offering occurs prior to the registration of the Common Stock under the Exchange Act and the listing of the Common Stock on the Designated Exchange, for a period (a) beginning upon the earlier of (x) the commencement of the roadshow in respect of such initial Underwritten Offering or (y) seven days prior to the pricing of such initial Underwritten Offering and (b) ending 180 days after the pricing of such initial Underwritten Offering, and (ii) in the case of any Marketed Underwritten Offering occurring after (a) the initial Underwritten Offering or (b) the registration of the Common Stock under the Exchange Act and the listing of the Common Stock on the Designated Exchange, solely with respect to Holders who are participating in such offering or who beneficially own at least 5% of the outstanding Common Stock at the time of such determination, for a period (a) commencing upon the earlier of (x) the commencement of the roadshow in respect of such offering or (y) seven days prior to the pricing of such offering and (b) ending 90 days after the pricing of such offering, except, in each case, as part of such Underwritten Offering or to the extent as may be agreed between such Holder and the managing underwriter(s) for such offering. If requested by the managing underwriter(s), each Holder subject to the restrictions of the first sentence of Section 2.7(c) agrees to enter into a lock-up agreement with the underwriter(s) of such Underwritten Offering on similar terms to this Section 2.7(c) in customary form provided that the Company and all directors and executive officers of the Company at the time of such Underwritten Offering have entered into such lock-up agreements with the underwriter(s). Each Holder subject to the restrictions of the first sentence of Section 2.7(c) shall receive the benefit of any shorter “lockup” period or permitted exceptions agreed to by the managing underwriter(s) for any Underwritten Offering pursuant to this Agreement irrespective of whether such Holder participated in the Underwritten Offering and the terms of such lock-up agreements shall govern such Holders in lieu of the first sentence of Section 2.7(c).

The Company agrees not to effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, (i) in the case of the initial Underwritten Offering of the Company, if such offering occurs prior to the registration of the Common Stock under the Exchange Act and the listing of the Common Stock on the Designated Exchanges, for a period (a) beginning upon the earlier of (x) the commencement of the roadshow in respect of such initial Underwritten Offering or (y) seven days prior to the pricing of such initial Underwritten Offering and (b) ending 180 days after the pricing of such initial Underwritten Offering, and (ii) in the case of any Marketed Underwritten Offering occurring after (a) the initial Underwritten Offering or (b) the registration of the Common Stock under the Exchange Act and the listing of the Common Stock on the Designated Exchange, for a period (a) commencing upon the earlier of (x) the commencement of the roadshow in respect of such offering or (y) seven days prior to the pricing of such offering and (b) ending 90 days after the pricing of such offering, except, in each case, as part of such Underwritten Offering.

2.8 Preparation: Reasonable Investigation.

(a) Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Selling Holder, the underwriter(s), if any, and one firm of counsel retained on behalf of all underwriter(s) and one firm of counsel retained on behalf of the Selling Holders (as a group), the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its subsidiaries, as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, give each of them the opportunity to receive relevant information regarding the business of the Company from its officers, directors, employees and the independent public accounting firm that certified its financial statements as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(b) Confidentiality. Each Holder shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Holder under this Section 2.8. Information that (i) is or becomes available to a Holder from a public source other than as a result of a disclosure by such Holder or any of its Affiliates, (ii) is disclosed to a Holder by a third-party source who the Holder reasonably believes is not bound by an obligation of confidentiality to the Company, (iii) is or becomes required to be disclosed by a Holder by law, including by court order, or (iv) is independently developed by a Holder without reliance on such confidential information, shall not be deemed to be “confidential information” for purposes of this Agreement. The Holder shall not grant access, and the Company shall not be required to grant access, to information under this Section 2.8 to any Person who will not agree to maintain the confidentiality (to the same extent a Holder is required to maintain confidentiality) of any confidential information received from or otherwise made available to it by the Company or the Holder under this Agreement.

2.9 Postponements.

(a) If the Company shall fail to file any registration statement to be filed pursuant to a demand for registration under Section 2.2 hereof, the Registration Demanding Holder(s) requesting such registration shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 20 days after the date on which a registration statement would otherwise have been required to have been filed with the Commission under the first clause (i) of Section 2.6(a) hereof. In the event of such withdrawal, the request for registration shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to Section 2.2 hereof. The Company shall pay all Expenses incurred in connection with a request for registration withdrawn pursuant to this paragraph.

(b) The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Holder’s rights to make sales pursuant to any effective registration statement, at any time (but not to exceed one time with respect to each effective registration statement in any twelve-month period) when the Company, in the good faith judgment of the Board, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed Public Offering of the Company’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and a Selling Holder’s rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence for more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than 60 days after the date of the Board’s determination referenced in the preceding sentence. If the Company suspends the Selling Holders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension. Notwithstanding the terms of this Section 2.9(b), the Company may not delay the filing of the Shelf Registration Statement beyond the period specified in Section 2.1(d).

2.10 Indemnification by the Company.

(a) In connection with any registration statement filed by the Company pursuant to Section 2.1, 2.2 or 2.4 hereof, to the fullest extent permitted by law, the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Registrable Securities and its Affiliates covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Exchange Act) such Holder or seller or any such underwriter, and their respective shareholders, members, directors, officers, employees, partners, agents and Affiliates (each, a “Company Indemnitee” for purposes of this Section 2.10), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto, and free writing prospectus or other offering materials (collectively, “Offering Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading or any violation by the Company of any U.S. federal or state securities laws, rules or regulations applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in writing by such Company Indemnitee specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

(b) Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Section 2.1, 2.2 or 2.4 hereof in which a Holder has registered for sale Registrable Securities, each such Holder or seller of Registrable Securities shall, and hereby agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company and each of its directors, officers, employees, agents, partners, shareholders, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and each other Holder or seller of Registrable Securities and such Holder or seller’s employees, directors, officers, shareholders, members, partners, agents and Affiliates (each, a “Holder Indemnitee” for purposes of this Section 2.10), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Holder or seller of Registrable Securities specifically for use therein; provided, however, that the liability of such indemnifying party under this Section shall be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Registrable Securities giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

(c) Notices of Losses, etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 2.10, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.10 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such claim. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for documented out-of-pocket fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d) Contribution. If the indemnification provided for in this Section 2.10 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 2.10 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 2.10 the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 2.10 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Securities; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the net proceeds received by such sellers (after giving effect to underwriting discounts and commissions). No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the selling holders of Registrable Securities to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Securities sold under such registration statement and not joint. Notwithstanding the provisions of this Section 2.10(d), in connection with any registration statement filed by the Company, a Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holder pursuant to Section 2.10(b).

(e) Other Indemnification. The Company shall, in connection with any registration statement filed by the Company pursuant to Section 2.1, 2.2 or 2.4, and each Holder who has registered for sale Registrable Securities shall, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Authority other than the Securities Act, indemnify Holder Indemnitees or Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Holder Indemnitee or Company Indemnitee, as applicable, in a manner similar to that specified in the preceding subsections of this Section 2.10 (with appropriate modifications).

2.11 Registration Rights to Others.

The Holders may transfer their Registrable Securities and their rights hereunder to their respective Affiliates (such person, an “Affiliate Transferee”); provided that each such Affiliate shall be required to sign a joinder agreement substantially in the form set forth in Schedule B. The Holders may transfer their Registrable Securities and their rights hereunder to (i) any third party, provided that such third party shall own, after giving effect to such transfer, at least 5% of the outstanding shares of Common Stock or TRA Rights on a fully diluted basis or (ii) to any third party purchasing all of such Holder’s Registrable Securities (such person described in (i) or (ii), a “Qualified Transferee”). Any such Qualified Transferee shall be required to sign a joinder agreement substantially in the form set forth in Schedule B. Unless and until an Affiliate Transferee or Qualified Transferee delivers the requisite joinder agreement to the Company, such transferee shall have no rights under this Agreement and such transferee’s securities shall not be “Registrable Securities”. Registrable Securities shall cease to be “Registrable Securities” upon a transfer thereof to a Person who is not an Affiliate Transferee or a Qualified Transferee. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the holders of Registrable Securities in, or conflict (in a manner that adversely affects holders of Registrable Securities) with any other provisions included in, this Agreement. To the extent the Company provides any rights to others that are more favorable than those provided for herein, this Agreement shall be deemed to be automatically modified to ensure that the Holders will have the benefit of terms that are at least as favorable as those provided to such other persons. The Company shall provide prompt notice to the Holders of any such modifications.

2.12 Adjustments Affecting Registrable Securities.

Without the written consent of each Holder, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially adversely affect the ability of the Holders to include such Registrable Securities in any registration of securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Securities under any such registration or other offering.

2.13 Rule 144.

The Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

2.14 Reporting.

(a) During such periods as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Holders with copies of, without cost to each Holder:

(i) within 90 days after the end of each fiscal year, annual reports for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Company had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the Commission;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Company had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the Commission; and

(iii) within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that such reports will not be required to contain information required by Items 3.01, 5.02(e), 5.04, 5.05, 5.06, 5.08, 6.01, 6.02, 6.03, 6.04, 6.05, 7.01, and 8.01 of Form 8-K.

(b) In addition, during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding Section 2.14(a), (i) the Company shall be deemed to have furnished the reports and other information referred to above to the Holders if such reports and other information shall have been filed with the Commission via the EDGAR filing system or such reports are publicly available on the website of the Company, (ii) unless otherwise required by applicable law, the Company shall not be required to deliver or furnish any information, certificates or reports required by Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (iii) to the extent not otherwise filed with the Commission via the EDGAR filing system or publicly available on the website of the Company, the Company shall make the reports and other information referred to above available to prospective investors upon request, and (iv) during any period when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Company will not be required to provide any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K or any certification required by Form 10-K or Form 10-Q (or any successor or comparable forms) or related rules under Regulation S-K.

2.15 Calculation of Percentage or Number of Registrable Securities.

For purposes of this Agreement, all references to a percentage or number of Registrable Securities, shares of Common Stock or TRA Rights held by Holders (a) shall be calculated based upon the number of Registrable Securities, shares of Common Stock (including those deemed to be Registrable Securities) or TRA Rights (including those deemed to be Registrable Securities), as applicable, outstanding in the records of the Company at the time such calculation is made and (b) shall exclude, for purposes of the number or percentage held by any Holders, any shares of Common Stock or TRA Rights owned by the Company or any Subsidiary of the Company and any Common Stock of the Company issuable upon the exercise, redemption or conversion of securities issued under any of the Company’s employee benefit plans. For the purposes of calculating any percentage or number of Registrable Securities, shares of Common Stock or TRA Rights as contemplated by the previous sentence, the term “Holder” shall include all Affiliates thereof owning any Registrable Securities, shares of Common Stock or TRA Rights, respectively.

2.16 Termination of Registration Rights.

The Company’s obligations under Sections 2.1, 2.2 and 2.4 hereof to register Registrable Securities for sale under the Securities Act with respect to any Holder shall terminate on the first date on which no Registrable Securities are held by such Holder.

ARTICLE III

MISCELLANEOUS

3.1 Amendments; Entire Agreement.

Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by Holders of a majority of the Registrable Securities (or to the extent that any amendment, waiver or consent applies to only one class of Registrable Securities, Holders of a majority of the Registrable Securities of such class); provided that no amendment shall (i) adversely affect in any material manner the rights of a Holder of Registrable Securities without such Holder’s prior written consent or (ii) permit the registration of any TRA Rights hereunder at the request of any Holders (other than the TRA Rights Demand Holders, acting together) without the written consent of all of the then TRA Rights Demand Holders. This Agreement supersedes all prior discussions, memoranda of understanding, term sheets, agreements and arrangements (whether written or oral, including all correspondence), if any, among the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

3.2 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part under any applicable law from time to time: (a) such provision will be fully severable from this Agreement; (b) such provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable, giving effect to the intention of the parties hereto under this Agreement; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

3.3 Successors and Assigns.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, each of which, in the case of the Holders, shall agree in a writing to become a party hereto by signing a joinder agreement as set forth in Schedule B and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the holders of a majority of the Registrable Securities. Any purported assignment in violation of this provision shall be null and void ab initio. If any transferee of any Holder (including any Affiliate of any Holder) shall acquire Registrable Securities by operation of law, then notwithstanding Section 2.11, such Registrable Securities shall be held subject to and benefit from all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

3.4 Notices.

(a) Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication shall be delivered by hand, airmail, established courier service, electronic mail (“e-mail”) or facsimile to the party to which it is required or permitted to be given or made at such party’s address set forth on Schedule A or at such other address as such party may from time to time designate by written notice to the other parties hereto, and shall be effective for all purposes of this Agreement upon the earlier of (i) actual receipt and (ii) deemed receipt under Section 3.4(b) below.

(b) Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 3.4 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 3.4(a); (ii) sent by airmail or established courier services within a country, three Business Days after posting it; (iii) sent by airmail or established courier service between two countries, six Business Days after posting it; (iv) sent by e-mail, upon actual receipt and (v) sent by facsimile, when confirmation of its transmission has been recorded by the sender’s facsimile machine. Each such notice shall also be delivered by electronic means.

3.5 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, e-mail or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.

3.6 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that, in view of the uniqueness of the subject matter of this Agreement, the remedy at law for any breach, or threatened breach, of any of such provisions would be inadequate and, accordingly, agrees that each other party, in addition to any other rights or remedies which it may have, shall be entitled to specific performance of this Agreement and any of the terms of this Agreement and such other equitable and injunctive relief available to the parties from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for equitable and injunctive relief permitted hereunder, each party hereby waives any claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by applicable law, agrees to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

[The remainder of this page has intentionally been left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

TCEH Corp.

By:	/s/ David D. Faranetta
Name: David D. Faranetta
Title: Senior Vice President and Treasurer

Signature Page to Registration Rights Agreement

HOLDERS:

Apollo Management Holdings, L.P.

By: Apollo Management Holdings GP, LLC, its general partner

/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

Signature Page to Registration Rights Agreement

Brookfield Asset Management Private Institutional Capital Adviser (Canada) L.P.

On behalf of its general partner, Brookfield Private Fund Holdings Inc.

By:	/s/ Joseph Freedman
Name:	Joseph Freedman
Title:	Senior Managing Partner

Signature Page to Registration Rights Agreement

Oaktree Opportunities Fund VIIIb, L.P. Oaktree Opportunities Fund VIIIb (Parallel) L.P.		Oaktree Opportunities Fund IX (Parallel), L.P. Oaktree Opportunities Fund IX (Parallel 2), L.P.

By: Oaktree Opportunities Fund VIIIb GP, L.P.		By: Oaktree Opportunities Fund IX GP, L.P.
Its: General Partner		Its: General Partner

By: Oaktree Opportunities Fund VIIIb GP, Ltd. Its: General Partner		By: Oaktree Opportunities Fund IX GP Ltd Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director		By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Robert O’Leary	By:	/s/ Robert O’Leary
Name: Robert O’Leary Title: Managing Director		Name: Robert O’Leary Title: Managing Director

By:	/s/ Rajath Shourie	By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director		Name: Rajath Shourie Title: Managing Director

Oaktree Value Opportunities Fund, L.P.		Oaktree Huntington Investment Fund, L.P.

By: Oaktree Value Opportunities Fund GP, L.P.		By: Oaktree Huntington Investment Fund GP, L.P.
Its: General Partner		Its: General Partner

By: Oaktree Value Opportunities Fund GP, L.P. Its: General Partner		By: Oaktree Huntington Investment Fund GP, Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director		By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Robert O’Leary	By:	/s/ Robert O’Leary
Name: Robert O’Leary Title: Managing Director		Name: Robert O’Leary Title: Managing Director

By:	/s/ Rajath Shourie	By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director		Name: Rajath Shourie Title: Managing Director

Signature Page to Registration Rights Agreement

OCM Opportunities Fund VI, L.P.		OCM Opportunities Fund VII, L.P.

By: OCM Opportunities Fund VI GP, L.P. Its: General Partner		By: OCM Opportunities Fund VII GP, L.P. Its: General Partner

By: Oaktree Fund GP I, L.P. Its: General Partner		By: OCM Opportunities Fund VII GP, L.P Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Robert O’Leary	By:	/s/ Robert O’Leary
Name: Robert O’Leary Title: Managing Director		Name: Robert O’Leary Title: Managing Director

By:	/s/ Rajath Shourie	By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director		Name: Rajath Shourie Title: Managing Director

OCM Opportunities Fund VIIb. L.P.		Oaktree Opportunities Fund VIII, L.P.
Oaktree Opportunities Fund VIII (Parallel 2), L.P.

By: OCM Opportunities Fund VIIb. GP L.P.		By: Oaktree Opportunities Fund VIII GP, L.P.
Its: General Partner		Its: General Partner

By: OCM Opportunities Fund VIIb GP, Ltd. Its: General Partner		By: Oaktree Opportunities Fund VIII GP Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director		By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Robert O’Leary	By:	/s/ Robert O’Leary
Name: Robert O’Leary Title: Managing Director		Name: Robert O’Leary Title: Managing Director

By:	/s/ Rajath Shourie	By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director		Name: Rajath Shourie Title: Managing Director

Signature Page to Registration Rights Agreement

Oaktree FF Investment Fund, L.P.		Oaktree Capital Management, L.P., as agent on behalf of certain managed high yield trusts and accounts

		By:	/s/ David Rosenberg
By: Oaktree FF Investment Fund GP, L.P. Its: General Partner		Name: David Rosenberg Title: Managing Director

		By:	/s/ Alan Adler
By: Oaktree FF Investment Fund GP, Ltd. Its: General Partner		Name: Alan Adler Title: Managing Director

By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Robert O’Leary
Name: Robert O’Leary Title: Managing Director

By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director

Signature Page to Registration Rights Agreement

SCHEDULE A

NOTICES

If to the Company, to:

TCEH Corp.

1601 Bryan Street

Dallas, Texas 75201

Attn: General Counsel

stephanie.moore@luminant.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, #1100

Dallas, Texas 75201

Attn: Robert B. Little

Email: RLittle@gibsondunn.com

If to Apollo, to:

Apollo Management Holdings, L.P.

9 West 57th St, 43rd Floor New York

NY 10019 Attn: Laurie D. Medley

lmedley@apollolp.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Alan W. Kornberg

akornberg@paulweiss.com

If to Brookfield, to:

Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P.

181 Bay Street, Suite 300

Brookfield Place

Toronto, ON M5J 2T3

Attention: Dean Abramsohn

Facsimile: 416-365-9642

If to Oaktree, to:

Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90731

Attn: General Counsel

tmolz@oaktreecapital.com

SCHEDULE B

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement, dated as of [__], 2016, by and among TCEH Corp., a Delaware corporation (the “Company”), the initial Holders identified on the signature pages thereto and certain additional holders who have executed joinders thereto from time to time (the “Registration Rights Agreement”), is made and entered into as of [            ], by and between the Company and [            ] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, Holder has acquired certain Registrable Securities from [            ].

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:

(c) Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

(d) Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and its successors, heirs and assigns.

(e) Notices. For purposes of Section 3.4 (Notices) of the Registration Rights Agreement, all notices, requests and demands to the Holder shall be directed to:

[Name]

[Address]

Attn: [            ]

[email]

(f) Governing Law. The provisions of Section 3.5 (Counterparts) and Section 3.6 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Registration Rights Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this Joinder and the parties hereto mutatis mutandis.

(g) Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

TCEH Corp.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: